Exhibit 99

Contacts:
Media Relations Alice S. Ericson, 860-403-5946 alice.ericson@phoenixwm.com	Investor Relations Naomi Baline Kleinman, 860-403-7100 pnx.ir@phoenixwm.com

Phoenix Enters Into Reinsurance Agreement

Hartford, Conn., December 19, 2011 – The Phoenix Companies, Inc. (NYSE: PNX) today announced that its subsidiary, Phoenix Life Insurance Company, has entered into a reinsurance agreement placed by Nomura Reinsurance Intermediary, Inc. with its affiliated Guernsey incorporated cell company. The agreement provides coinsurance for approximately one-third of the company’s closed block of participating life insurance policies. Detailed terms of the transaction were not disclosed.
The transaction enhances financial flexibility for Phoenix by reducing capital requirements. In addition, the company expects it to have a positive impact on Phoenix Life Insurance Company’s year-end 2011 risk-based capital ratio of approximately 45 percentage points. The transaction will not affect the safety, performance, features or dividend potential of the policies within the closed block.

ABOUT PHOENIX

Dating to 1851, The Phoenix Companies, Inc. (NYSE:PNX) provides financial solutions using life insurance and annuities.  It is headquartered in Hartford, Connecticut, and its wholly owned subsidiary, Phoenix Life Insurance Company, has a statutory home office in East Greenbush, New York.  For more information, visit www.phoenixwm.com.

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The Phoenix Companies, Inc. … 2

FORWARD-LOOKING STATEMENTS

The following discussion may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  We intend these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws relating to forward-looking statements.  These forward-looking statements include statements relating to trends in, or representing management’s beliefs about, our future transactions, strategies, operations and financial results, and often contain words such as “will,” “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “is targeting,” “may,” “should” and other similar words or expressions.  Forward-looking statements are made based upon management’s current expectations and beliefs concerning trends and future developments and their potential effects on us.  They are not guarantees of future performance.  Our actual business, financial condition or results of operations may differ materially from those suggested by forward-looking statements as a result of risks and uncertainties which include, among others, those risks and uncertainties described in any of our other filings with the SEC.  Certain other factors which may impact our business, financial condition or results of operations or which may cause actual results to differ from such forward-looking statements are discussed or included in our periodic reports filed with the SEC and are available on our website at www.phoenixwm.com under “Investor Relations”.  You are urged to carefully consider all such factors.  We do not undertake or plan to update or revise forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this discussion, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized.  If we make any future public statements or disclosures which modify or impact any of the forward-looking statements contained in or accompanying this discussion, such statements or disclosures will be deemed to modify or supersede such statements in this discussion.

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